UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2004

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST X

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01    EXHIBITS

4.1	Indenture between Superior Wholesale Inventory Financing Trust X (the “Trust”) and the Bank of New York, as Indenture Trustee, dated as of September 16, 2004.

4.2	Trust Agreement between Wholesale Auto Receivables Corporation, as Seller, and Chase Manhattan Bank U.S.A, N.A., as Owner Trustee, dated as of September 16, 2004.

4.3	Pooling and Servicing Agreement between General Motors Acceptance Corporation and Wholesale Auto Receivables Corporation, dated as of September 16, 2004

4.4	Officer’s Issuance Certificate for Series 2004-A Floating Rate Asset Backed Term Notes, dated as of September 16, 2004.

4.5	Officer’s Issuance Certificate for Series 2004-RN1 Class A Floating Rate Asset Backed Revolving Note.

4.6	Officer’s Issuance Certificate for Series 2004-RN2 Class A Floating Rate Asset Backed Revolving Note.

4.7	Certificate Issuance Order for Series 2004-A Floating Rate Asset Backed Certificates.

99.1	Trust Sale and Servicing Agreement among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as the Seller and Superior Wholesale Inventory Financing Trust X, as the Issuer, dated as of September 16, 2004.

99.2	Custodian Agreement between General Motors Acceptance Corporation, as Custodian, and Wholesale Auto Receivables Corporation, as Seller, dated as of September 16, 2004.

99.3	Administration Agreement among Superior Wholesale Inventory Financing Trust X, as Issuer and General Motors Acceptance Corporation, as Administrator, and the Bank of New York, as Indenture Trustee, dated as of September 16, 2004.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST X

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION
(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: September 22, 2004		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr. Vice President—Finance and Chief Financial Officer of GMAC North American Operations